EXHIBIT 32.2

Chief Financial Officer Certification

Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Steel Dynamics, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2025 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I, Theresa E. Wagler, Executive Vice President and Chief Financial Officer of Steel Dynamics, Inc., certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Theresa E. Wagler
Theresa E. Wagler
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)
October 24, 2025

A signed original of this written statement required by Section 906 has been provided to Steel Dynamics, Inc. and will be retained by Steel Dynamics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.